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                                                                    Exhibit 3.26


                                     BYLAWS
                                       OF
                               UNIPLAST U.S., INC.


                                    ARTICLE I

                                  SHAREHOLDERS

         SECTION 1.1. Annual Meetings. The annual meeting of the shareholders of the corporation shall be held each year for the purposes of electing directors and of transacting such other business as properly may be brought before the meeting.

         SECTION 1.2. Special Meetings. The corporation shall hold a special meeting of shareholders on call of the board of directors, the President or, upon delivery to the corporation's Secretary of a signed and dated written request setting out the purpose or purposes for the meeting, on call of the holders of 25% of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Only business within the purpose or purposes described in the notice of special meeting required by section 1.4 below may be conducted at a special meeting of the shareholders.

         SECTION 1.3. Date. Time and Place of Meetings. Annual meetings of the shareholders shall be held at such time and place, within or without the State of Delaware, as may be fixed by the board of directors. Special meetings of shareholders shall be held on such date and at such time and place, within or without the State of Delaware, as may be fixed from time to time by the board of directors. The date, time and place of all meetings shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. If no designation is made, the place of the meeting shall be the principal business office of the corporation.

         SECTION 1.4. Notice of Meetings. The Secretary or an Assistant Secretary shall deliver, either personally or by first-class mail, a written notice of the place, day, and time of all meetings of the shareholders not less than ten (10) nor more than sixty (60) days before the meeting date to each shareholder of record entitled to vote at such meeting. Written notice is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder's address shown in the corporation's current record of shareholders. An affidavit of the secretary or an assistant Secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie of the facts stated therein. In the case of a special meeting, the purpose or purposes for which the meeting is called shall be included in the notice of the special meeting. If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice of the new date, time, or place need not be given if the new date, time, or place is announced at the meeting before adjournment. However, if a new record date for the adjourned meeting is or must be fixed under Section 1.5 herein, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

         SECTION 1.5. Record Date. The board of directors, in order to determine the shareholders entitled to notice of or to vote at any meeting of the shareholders or any
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adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall fix in advance a record date, which record date shall not precede the date upon which the resolution fixing the record is adopted by the board of directors, that shall not be more than sixty (60) nor less than ten (10) days before the meeting or action requiring a determination of shareholders. Only such shareholders as shall be shareholders of record on the date fixed shall be entitled to such notice of or to vote at such meeting or any adjournment thereof, or to receive payment of any such dividend or other distribution or allotment of any rights, or to exercise any such rights in respect of stock, or to take any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. The record date shall apply to any adjournment of the meeting except that the board of directors shall fix a new record date for the adjourned meeting if the meeting is adjourned to a date more than thirty (30) days after the date fixed for the original meeting.

         SECTION 1.6. Shareholders' List for Meeting. After fixing a record date for a meeting, the officer who has charge of the stock ledger of the corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of the shareholders' meeting showing the address of each and the number of shares registered in the name of each shareholder. The corporation shall make the shareholders' list available for inspection by any shareholder for any purposes germane to the meeting, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is being held, which place shall be specified in the notice of a meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present at the meeting.

         SECTION 1.7. Quorum. Subject to any express provision of law, the certificate of incorporation or any other bylaw, a majority of the votes entitled to be cast by all shares voting together as a group shall constitute a quorum for the transaction of business at all meetings of the shareholders. Whenever a class of shares or series of shares is entitled to vote as a separate voting group on a matter, a majority of the votes entitled to be cast by each voting group so entitled shall constitute a quorum for purposes of action on any matter requiring such separate voting. Once a share is represented, either in person or by proxy, for any purpose at a meeting other than solely to object to holding a meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting.

         SECTION 1.8. Adjournment of Meetings. The holders of a majority of the voting shares represented at a meeting, or the Chairman of the Board or the President, whether or not a quorum is present, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting.


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         SECTION 1.9. Vote Required. When a quorum exists, action on a matter
(other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the certificate of incorporation, a bylaw authorized by the certificate of incorporation or an express provision of law requires a greater number of affirmative votes. Unless otherwise provided in the certificate of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have the right to cumulate their votes unless the certificate of incorporation so provides.

         SECTION 1.10. Voting Entitlement of Shares. Unless otherwise provided in the certificate of incorporation, each shareholder, at every meeting of the shareholders, shall be entitled to cast one vote, either in person or by written proxy, for each share standing in his or her name on the books of the corporation as of the record date. A shareholder may vote his shares in person or by proxy. An appointment of proxy is effective when received by the Secretary of the corporation or other officer or agent authorized to tabulate votes and is valid for three (3) years unless a longer period is expressly provided in the appointment of proxy form. An appointment of proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

         SECTION 1.11. Action by Shareholders Without a Meeting. Any action required or permitted to be taken at a shareholder's meeting may be taken without a meeting if the action is taken by shareholders who would be entitled to vote at a meeting of shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting and delivered to the corporation by delivery to its registered office, in the State of Delaware by hand or by certified or registered mail, return receipt requested, its principal place of business, or an officer or agent of the corporation having custody of the corporate records for inclusion in the minutes or for filing with the corporate records. Notice shall be given within ten (10) days of the taking of the corporate action without a meeting by less than unanimous written consent to those persons who are shareholders on the date the consent is first executed and who have not consented in writing.


                                   ARTICLE II

                               BOARD OF DIRECTORS

         SECTION 2.1. General Powers. Subject to the certificate of incorporation, bylaws approved by the shareholders and any lawful agreement between the shareholders, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the Board of Directors.

         SECTION 2.2. Number and Tenure. The Board of Directors shall consist of at least one (1) member and not more than seven (7) members [as amended pursuant to shareholder consent as of January 17, 1992], the exact number of directors to be


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fixed from time to time by resolution of the shareholders of the corporation. No decrease in the number or minimum number of directors, through amendment of the certificate of incorporation or of the bylaws or otherwise, shall have the effect of shortening the term of any incumbent director. Directors shall be elected at the annual meeting of shareholders and their terms shall expire at the next annual shareholders' meeting; provided, however, that despite the expiration of a director's term he or she shall continue to serve until a successor is elected and qualified or until there is a decrease in the number of directors.

         SECTION 2.3. Qualifications of Directors. Directors shall be natural persons who have attained the age of 18 years but need not be residents of the State of Delaware or shareholders of the corporation.

         SECTION 2.4. Vacancy on the Board. Unless the certificate of incorporation provides otherwise, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, the vacancy may be filled by the shareholders, board of directors, or, if the directors remaining in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all directors remaining in office.

         SECTION 2.5. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate from among its members one or more committees, each committee to consist of one or more directors. Any such committee, to the extent specified by the board of directors, certificate of incorporation or bylaws, shall have and may exercise all of the authority of the board of directors in the management of the business affairs of the corporation, but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in subsection (a) of
Section 151 of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under Section 251 or 252 of the Delaware General Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution; and, unless the resolution, bylaws, or certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.

         SECTION 2.6. Meetings. The board of directors shall meet annually, without notice, immediately following and at the same place as the annual meeting of shareholders. Regular meetings of the board of directors or any committee may be held between annual meetings without notice at such time and at such place, within or without the State of Delaware, as from time to time shall be determined by the Board or committee, as the case may be. The Chairman of the Board, if any, the President or a majority of the directors in office may call a special


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meeting of the directors at any time by giving each director two (2) days notice. Such notice may be given orally or in writing. If given in writing, it is effective when received or five days after its deposit in the mail if mailed with first-class postage pre-paid and correctly addressed. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in the notice or any waiver of notice.

         SECTION 2.7. Quorum and Voting. At all meetings of the board of directors or any committee thereof, a majority of the number of directors prescribed, or if no number is prescribed, the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business. The affirmative vote of a majority of the directors present at any meeting at which there is a quorum at the time of such act shall be the act of the Board or of the committee, except as might be otherwise specifically provided by statute or by the certificate of incorporation or bylaws.

         SECTION 2.8. Action Without Meeting. Unless the certificate of incorporation or bylaws provides otherwise, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if the action is taken by all members of the Board or committee, as the case may be. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and filed with the minutes of the proceedings of the Board or committee or filed with the corporate records.

         SECTION 2.9. Remote Participation in a Meeting. Unless otherwise restricted by the certificate of incorporation or the bylaws, any meeting of the board of directors may be conducted by the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         SECTION 2.10. Compensation of Directors. The board of directors may fix the compensation of the directors for their services as directors. No provision of these bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         SECTION 2.11. Resignation of Directors. Any director may resign at any time upon written notice to the corporation.

         SECTION 2.12. Removal of Directors by Shareholders. Any one or more directors may be removed from office, with or without cause, at any meeting of shareholders with respect to which notice of such purpose has been given. A removed director's successor may be elected at the same meeting or time to serve the unexpired term.


                                   ARTICLE III

                                     NOTICES

         SECTION 3.1. Notice. Whenever, under the provisions of the certificate of incorporation


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or of these bylaws or by law, notice is required to be given to any director or shareholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, or by telegram, telex or facsimile transmission and such notice shall be deemed to be effective when received, or when delivered, properly addressed, to the addressee's last known principal place of business or residence, or five days after the same shall be deposited in the United States mail if mailed with first-class postage prepaid and correctly addressed or on the date shown on the return receipt, if sent by registered or certified mail, and the receipt is signed by or on behalf of the addressee. Notice to any director or shareholder may also be oral if oral notice is reasonable under the circumstances. If these forms of personal notice are impractical, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication.

         SECTION 3.2. Waiver of Notice. Whenever any notice is required to be given under provisions of the certificate of incorporation or of these bylaws or by law, a waiver thereof, signed by the person entitled to notice and delivered to the corporation for inclusion in the minutes or filing with the corporate records, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting and of all objections to the place or time of the meeting or the manner in which it has been called or convened, except when the person attends a meeting for the express purpose of stating, at the beginning of the meeting, any such objection and, in the case of a director, does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the shareholders, directors or a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or the bylaws.

         SECTION 3.3. Exception to Requirements of Notice. Whenever notice is required to be given, under the certificate of incorporation, bylaws of the corporation or by law, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any of the other sections of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

         Whenever notice is required to be given, under Delaware General Corporation Law, or the certificate of incorporation or bylaws of any corporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such persons at his or her address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force


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and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth his or her then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under Delaware General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to subsection (b) of Section 230 of Delaware General Corporation Law.


                                   ARTICLE IV

                                    OFFICERS

         SECTION 4.1. Appointment. The Board of Directors at each annual meeting of directors shall elect such officers as it shall deem necessary who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any number of offices may be held by the same person unless the certificate of incorporation or these bylaws otherwise provide.

         SECTION 4.2. Resignation and Removal of Officers. An officer may resign at any time by delivering notice to the corporation and such resignation is effective when the notice is delivered unless the notice specifies a later effective date. The Board of Directors may remove any officer at any time with or without cause.

         SECTION 4.3. Vacancies. Any vacancy in office resulting from any cause may be filled by the Board of Directors.

         SECTION 4.4. Powers and Duties. Each officer has the authority and shall perform the duties set forth below or, to the extent consistent with these bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.

         (a) Chief Executive Officer. Unless otherwise provided by the Board of Directors, any officer designated as President shall be the Chief Executive Officer of the corporation and shall be responsible for the administration of the corporation, including general supervision of the policies of the corporation and general and active management of the financial affairs of the corporation. He or she shall have the power to make and execute contracts on behalf of the corporation and to delegate such power to others. He or she also shall have such powers and perform such duties as are specifically imposed on him or her by law and as may be assigned to him or her by the Board of Directors.

         (b) Vice Presidents. The Vice Presidents, if any, shall perform such duties as vice presidents customarily perform and shall perform such other duties and shall exercise such other powers as the President or the Board of Directors may from time to time designate. The Vice President, in the absence or disability or at the direction of the President, shall perform the duties and exercise the powers of the President. If the corporation has more than one Vice President, the one designated by the Board of


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         Directors shall act in lieu of the President, or, in the absence of any such designation, then the Vice President first elected shall act in lieu of the President.

         (c) Secretary. The Secretary shall attend all meetings of the shareholders and all meetings of the Board of Directors and shall record all votes and minutes of all proceedings in books to be kept for that purpose, and shall perform like duties for the standing committees when required. He or she shall have custody of the corporate seal of the corporation, shall have the authority to affix the same to any instrument the execution of which on behalf of the corporation under its seal is duly authorized and shall attest to the same by his signature whenever required. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest to the same by his signature. The Secretary shall give, or cause to be given, any notice required to be given of any meetings of the shareholders, the Board of Directors and of the standing committees when required. The Secretary shall cause to be kept such books and records as the board of directors, the Chairman of the Board or the President may require and shall cause to be prepared, recorded, transferred, issued, sealed and cancelled certificates of stock as required by the transactions of the corporation and its shareholders. The Secretary shall attend to such correspondence and shall perform such other duties as may be incident to the office of a Secretary of a corporation or as may be assigned to him or her by the board of directors, the Chairman of the Board or the President.

         (d) Treasurer. Unless otherwise provided by the Board of Directors, any officer designated as Treasurer shall be charged with the management of financial affairs of the corporation. He or she shall perform such duties as treasurers usually perform and shall perform such other duties and shall exercise such other powers as the Board of Directors, the Chairman of the Board or the President may from time to time designate and shall render to the Chairman of the Board, the President and to the Board of Directors, whenever requested, an account of the financial condition of the corporation.

         (e) Assistant Vice President, Assistant Secretary and Assistant Treasurer. Any person designated as Assistant Vice President, Assistant Secretary and Assistant Treasurer, in the absence or disability of any Vice President, the Secretary or the Treasurer, respectively, shall perform the duties and exercise the powers of those offices, and, in general, they shall perform such other duties as shall be assigned to them by the Board of Directors. Specifically the Assistant Secretary may affix the corporate seal to all necessary documents and attest the signature of any officer of the corporation.

         SECTION 4.5. Delegation of Authority. In case of the absence of any officer of the corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, any or all of the powers or duties of such officer to any other officer, assistant officer or to any director.


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                                    ARTICLE V

                                  CAPITAL STOCK

         SECTION 5.1. Share Certificates. Unless the certificate of incorporation or these bylaws provides otherwise, the Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series with or without certificates. Unless the Delaware General Corporation Law provides otherwise, there shall be no differences in the rights and obligations of shareholders based on whether or not their shares are represented by certificates.

         In the event that the board of directors authorizes shares with certificates, each certificate representing shares of stock of the corporation shall be in such form as shall be approved by the board of directors and shall set forth upon the face thereof the name of the corporation and that it is organized under the laws of the State of Delaware, the name of the person to whom the certificate is issued, and the number and class of shares and the designation of the series, if any, the certificate represents. The board of directors may designate any one or more officers to sign each share certificate, either manually or by facsimile. In the absence of such designation, each share certificate must be signed by the President or a Vice President and the Secretary or an Assistant Secretary. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

         SECTION 5.2. Record of Shareholders. The corporation or an agent designated by the board of directors shall maintain a record of the corporation's shareholders in a form that permits preparation of a list of names and addresses of all shareholders, in alphabetical order by class or shares showing the number and class of shares held by each shareholder.

         SECTION 5.3. Lost Certificates. In the event that a share certificate is lost, stolen or destroyed, the Board of Directors may direct that a new certificate be issued in place of such certificate. When authorizing the issue of a new certificate, the Board of Directors may require the owner of the lost, stolen or destroyed certificate to give the corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


                                   ARTICLE VI

                          INDEMNIFICATION AND INSURANCE

         SECTION 6.1. Indemnification of Officers, Employees and Agents. The corporation may indemnify and advance expenses to an officer, director, employee or agent to the extent permitted by the certificate of incorporation, the bylaws or by law.

         SECTION 6.2. Insurance. The corporation may purchase and maintain insurance, at its expense, on behalf of an individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent


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of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him or her in any such capacity or arising from his or her status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify him or her against the same liability under this Article.


                                   ARTICLE VII

                               GENERAL PROVISIONS

         SECTION 7.1. Seal. The corporation may have a seal, which shall be in such form as the Board of Directors may from time to time determine. In the event that the use of the seal is at any time inconvenient, the signature of an officer of the corporation, followed by the word "Seal" enclosed in parenthesis, shall be deemed the seal of the corporation.

         SECTION 7.2. Amendment of Bylaws. These bylaws may be amended or repealed and new bylaws may be adopted by the shareholders at any regular or special meeting.


                                  ARTICLE VIII

                                EMERGENCY BYLAWS

         SECTION 8.1. Emergency Bylaws. This Article shall be operative during any emergency resulting from some catastrophic event that prevents a quorum of the board of directors or any committee thereof from being readily assembled (an "emergency"), notwithstanding any different or conflicting provisions set forth elsewhere in these bylaws or in the certificate of incorporation. To the extent not inconsistent with the provisions of this Article, the bylaws set forth elsewhere herein and the provisions of the certificate of incorporation shall remain in effect during such emergency, and upon termination of such emergency, the provisions of this Article shall cease to be operative.

         SECTION 8.2. Meetings. During any emergency, a meeting of the Board of Directors or any committee thereof may be called by any director, or by the President, any Vice President, the Secretary or the Treasurer (the "Designated Officers") of the corporation. Notice of the time and place of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors and/or designated officers as may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgement of the person calling the meeting, circumstances permit.

         SECTION 8.3 Quorum. At any meeting of the Board of Directors or any committee thereof called in accordance with this Article, the presence or participation of two directors, one director and a designated officer, or two designated officers shall constitute a quorum for the transaction of business.


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         SECTION 8.4. Liability. No officer, director or employee acting in accordance with any emergency bylaws shall be liable except for willful misconduct.

         SECTION 8.5. Repeal or Change. The provisions of this Article shall be subject to repeal or change by further action of the Board of Directors or by action of shareholders, but no such repeal or change shall modify the provisions of the immediately proceeding Section of this Article with regard to action taken prior to the time of such repeal or change.


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